Exhibit 99.1

Soliton, Inc.
5304 Ashbrook Drive
Houston, TX 77081

Soliton Announces Proposed Public Offering of Common Stock

June 25, 2020 – Houston, TX – Soliton, Inc., (Nasdaq: SOLY) (“Soliton” or the “Company”), a medical device company with a novel and proprietary platform technology, today announced that it intends to offer shares of its common stock in an underwritten public offering. In addition, Soliton intends to grant the underwriters a 30-day option to purchase up to an additional 15% of the number of shares of its common stock offered in the public offering. The proposed offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.
Cantor Fitzgerald & Co. is acting as the sole book-running manager for the proposed offering.
The shares of common stock are being offered by the Company pursuant to a registration statement previously filed with and declared effective by the Securities and Exchange Commission (the “SEC”). The offering will be made only by means of a prospectus, consisting of a prospectus supplement and an accompanying prospectus. A preliminary prospectus supplement and an accompanying prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus, when filed with the SEC, may also be obtained from Cantor Fitzgerald & Co., 499 Park Avenue, 6th Floor, New York, NY 10022, Attn: Capital Markets Department, or by email at prospectus@cantor.com.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities, in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Soliton, Inc.

Soliton, Inc. is a medical device company with a novel and proprietary platform technology licensed from MD Anderson. The Company's first FDA cleared commercial product will use rapid pulses of acoustic shockwaves as an accessory to lasers for the removal of unwanted tattoos. The Company is based in Houston, Texas, and is actively engaged in bringing the Rapid Acoustic Pulse ("RAP") device to the market. Soliton has completed a clinical study using the RAP device to improve the appearance of cellulite and is investigating potential additional capabilities of the RAP technology in preclinical testing, including the potential to assist existing fat reduction technology in the reduction of fat. The device is currently cleared in the United States only for use in tattoo removal and is not yet cleared for use to address cellulite.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which statements involve risks and uncertainties. Forward-looking statements in this press release include, without limitation, whether the Company will be successful in completing the proposed offering. These statements relate to future events, future expectations, plans and prospects. Although Soliton believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, actual results or outcomes may prove to be materially different from the expectations expressed or implied by such forward-looking statements. Soliton has attempted to identify forward-looking statements by terminology including ''believes,'' ''estimates,'' ''anticipates,'' ''expects,'' ''plans,'' ''projects,'' ''intends,'' ''potential,'' ''may,'' ''could,'' ''might,'' ''will,'' “would,” ''should,'' ''approximately'' or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including those discussed in our filings with the SEC, including under the heading " Risk Factors" in our Form 10-K for year ended December 31, 2019 filed with the SEC and as updated in our Form 10-Q filings and in our other filings with the SEC. Any forward-looking statements contained in this release speak only as of its date. Soliton undertakes no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

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